New Issue Marketing Materials

$ [316,800,000]

J.P. Morgan Alternative Loan Trust, 2006-A7 Pool 2 Certificates

Issuing Entity

J.P. Morgan Acceptance Corporation I

Depositor

U.S. Bank National Association

Master Servicer

J.P. Morgan Acquisition Corp.

Sponsor and Seller

J.P. Morgan Securities Inc.

Underwriter

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.

The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2005 JPMorgan Chase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

MBS Trading Desk (212) 834-2499

JPALT 2006-A7 Preliminary Term Sheet – Pool 2

November 2, 2006

Contact List

JPMorgan MBS			Rating Agency Contacts
Origination:	Matthew Wong	212-834-5709	Standard & Poor’s	Peter McGinnis	212-438-7329
	Carla Schriver	212-834-5257

			Moody’s	Jason (Shuisheng) Shi	212-553-1709
Trading / Structuring	Greg Boester	212-834-2499
	Eric Norquist	212-834-2499

Please Direct All Questions to Matthew Wong matthew.e.wong@jpmorgan.com 212-834-5709 Carla Schriver carla.j.schriver@jpmorgan.com 212-834-5257

JPALT 2006-A7 Preliminary Term Sheet – Pool 2

November 2, 2006

Bond Summary

$[316,800,000]

(Approximate, Subject to +/- 5% Variance)

J.P. Morgan Alternative Loan Trust

Mortgage Pass-Through Certificates, Series 2006-A7(1)

Class	Approximate Size ($)	Initial Coupon(2)	Est.WAL (yrs.) To Call (3)	Pmt. Window (Mths.) To Call	Approx. Initial C/E (%) (4)	Approx. Targeted C/E (%)(4)(5)	Expected Ratings Moody’s/S&P(4)
2-A-1	65,000,000	[ ]	3.15	1 - 80	[15.18]	[11.50]	Aaa / AAA
2-A-2	86,534,000	[ ]	1.00	1 - 23	[15.18]	[11.50]	Aaa / AAA
2-A-3	24,194,000	[ ]	2.20	23 - 31	[15.18]	[11.50]	Aaa / AAA
2-A-4	28,149,000	[ ]	3.10	31 - 47	[15.18]	[11.50]	Aaa / AAA
2-A-5	22,283,000	[ ]	5.00	47 - 81	[15.18]	[11.50]	Aaa / AAA
2-A-6	24,636,000	[ ]	6.88	81 - 83	[15.18]	[11.50]	Aaa / AAA
2-A-7	20,644,000	[ ]	6.15	37 - 83	[15.18]	[11.50]	Aaa / AAA
2-A-8	30,160,000	[ ]	3.09	1 - 83	[5.75]	[11.50]	Aaa / AAA
2-M-1	7,200,000	[ ]	5.13	37 - 83	[3.50]	[7.00]	Aa2 / AA
2-M-2	4,800,000	[ ]	5.12	37 - 83	[2.00]	[4.00]	A2 / A
2-B-1	1,600,000	[6.45]	5.08	37 - 82	[1.50]	[3.00]	Baa2 / BBB
2-B-2	1,600,000	[6.45]	4.75	37 - 78	[1.00]	[2.00]	Baa3 / BBB-
	Non-Offered Certificates
2-CE	3,200,000	N/A	N/A	N/A	N/A	N/A	N/A

(1)

The classes listed hereby and described in this preliminary term sheet are the classes of certificates of J.P. Morgan Alternative Loan Trust, Mortgage Pass-Through Certificates, Series 2006-A7  that relate to a pool of mortgage loans that will be designated as “Pool 2.” No other classes of certificates related to the J.P. Morgan Alternative Loan Trust, Mortgage Pass-Through Certificates, Series 2006-A7 are described in this preliminary term sheet.

(2)

The coupon on all classes of certificates will be fixed (subject to a cap equal to the weighted average of the net interest rates on the mortgage loans). Coupons will be set at pricing to achieve par prices on each of the Certificates, subject to a maximum coupon rate of [6.45]%. On or after the Distribution Date in December 2013, the coupon on the Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Pool 2 Mezzanine, and Pool 2 Subordinate Certificates will equal the Net WAC Rate minus 0.25%.

(3)

Weighted average life calculated at the pricing speed assuming that the optional call is exercised at the earliest possible date.

(4)

Ratings and credit enhancement levels subject to change upon final confirmation from Moody’s and S&P. Credit enhancement levels include the overcollateralization amount. The Senior Certificates, other than the Class 2-A-8 Certificates, benefit from additional credit support from the Class 2-A-8 Certificates.

(5)

Targeted credit enhancement level on any Distribution Date after the Step-Down Date on which a Trigger Event is not in effect.

Please see “Summary of Terms” herein for definitions of all capitalized terms used herein but not otherwise defined.

Structure

Overview

Pool 2 Senior Certificates

·

Interest will accrue on the Class 2-A-2 Certificates at a fixed rate, subject to a cap equal to the Pool 2 Net WAC Rate, on a 30/360 basis with 0 days delay.  On or after the distribution date in December 2013 the interest rate will be equal to the Pool 2 Net WAC Rate minus 0.25%.

·

Interest will accrue on the Class 2-A-1, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, and Class 2-A-8 Certificates at a fixed rate, subject to the Pool 2 Net WAC Rate on a 30/360 basis with 24 days delay.  On or after the distribution date in December 2013 the interest rate on the Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, and Class 2-A-8 Certificates will be equal to the Pool 2 Net WAC Rate minus 0.25%.

·

The Pool 2 Senior Certificates will be entitled to all principal payments on each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, until these certificates have been paid in full.

·

For any Distribution Date on or after the Step-Down Date on which a Trigger Event is not in effect, the Pool 2 Senior Certificates will be entitled to receive principal based on their collective target credit enhancement level.

·

Realized losses allocable to the Senior Certificates, other than the Class 2-A-8 Certificates (the “Super Senior Certificates”) will be allocated to the Class 2-A-8 Certificates (the “Senior Support Certificates”) until the class principal amount of the Senior Support Certificates has been reduced to zero.

Mezzanine and Subordinate Certificates

·

The Class 2-M-1 and Class 2-M-2 Certificates (the “Pool 2 Mezzanine Certificates”) will have a higher priority than the Class 2-B-1 and Class 2-B-2 Certificates (the “Pool 2 Subordinate Certificates”).  Among the Pool 2 Mezzanine Certificates, the Class 2-M-2 Certificates will be subordinate to the Class 2-M-1 Certificates. Among the Pool 2 Subordinate Certificates, the Class 2-B-2 Certificates will be subordinate to the Class 2-B-1 Certificates.

·

Interest will accrue on the Pool 2 Mezzanine and Pool 2 Subordinate Certificates at a fixed rate, subject to a cap equal to the Pool 2 Net WAC Rate, on a 30/360 basis with 24 days delay.  On or after the distribution date in December 2013 the interest rate will be equal to the Pool 2 Net WAC Rate minus 0.25%.

·

On each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the Pool 2 Mezzanine and Pool 2 Subordinate Certificates will receive principal only in the event that the Pool 2 Senior Certificates have been paid in full on or prior to such date.

·

For any Distribution Date on or after the Step-Down Date on which a Trigger Event is not in effect, the Pool 2 Mezzanine and Pool 2 Subordinate Certificates will receive principal sequentially to their target credit enhancement level on the basis of their class distribution amount as calculated for the related Distribution Date.

Subordination of Class M and B Certificates

Priority of Payment

The initial enhancement percentages take into account the initial overcollateralization (“O/C”) amount of approximately [1.00]% of the Cut-off Date balance of the pool 2 mortgage loans.

On or after the Step-Down Date (provided a Trigger Event is not in effect) the O/C amount will step-down to [2.00]% of the then current balance of  the pool 2 mortgage loans, subject to an O/C floor of [0.50]% of the Cut-off Date balance of the pool 2 mortgage loans.

Pool 2 Senior Certificates(1) [15.18]% C/E Super Senior [5.75]% C/E Senior Support

Loss Allocation

Any realized losses will the allocated in the following order, a) any excess interest that may be payable to the Class CE Certificates, b) to the Class CE Certificates by a reduction of amounts otherwise payable to such Certificates, c) to reduce the O/C amount, d) to the Pool 2 Mezzanine and Pool 2  Subordinate Certificates in reverse order of seniority and d) to the Class 2-A-8 Certificates

Class 2-M-1 [3.50]% C/E
Class 2-M-2 [2.00]% C/E
Class 2-B-1 [1.50]% C/E
Class 2-B-2 [1.00]% C/E

Overcollateralization

Initial O/C Amount: [1.00] % of the Cut-off Date balance of the mortgage loans.

Target O/C Amount: (a) On or after the Step-Down Date, provided a Trigger Event is not in effect, [2.00] % of the current mortgage loan balance, subject to a floor of [0.50] % of the mortgage loan balance as of the Cut-off Date.

Excess Spread Any excess spread will cover interest shortfalls and cumulative losses before being distributed to the holders of the Class CE Certificates.

(1) Pool 2 Senior Certificates share preferential right to receive interest over the Pool 2 Mezzanine and Pool 2 Subordinate Certificates

Trigger Event

A Trigger Event is in effect with respect to any Distribution Date on or after the Step-Down Date if either (i) the percentage obtained by dividing (x) the principal balance of the pool 2 mortgage loans that are 60 days or more delinquent or REO or in bankruptcy or in foreclosure as of the last day of the prior calendar month by (y) the principal balance of the pool 2 mortgage loans as of the last day of the prior calendar month, is greater than [ 40.00 ]% of the senior enhancement percentage for the related Distribution Date or (ii) the cumulative realized losses on the pool 2 mortgage loans exceeds the percentage set forth in the following table:

Range of Distribution Dates (subject to rating agency approval)	Percentage (subject to rating agency approval)
December 2008 – November 2009	[ 0.15]%*
December 2009 – November 2010	[ 0.40 ]%*
December 2010 – November 2011	[ 0.70]%*
December 2011 – November 2012	[ 1.00 ]%*
December 2012 and thereafter	[ 1.20 ]%

*

The percentages indicated are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates. The percentage for each succeeding Distribution Date in the range increases incrementally by 1/12th of the positive difference between the percentage applicable to the first Distribution Date in that range and the first Distribution Date in the succeeding range.

Priority of Distributions

Distributions of Interest

On each Distribution Date, the Pool 2 Interest Remittance Amount for such Distribution Date will be distributed in the order of priority described below:

1.

To the Pool 2 Senior Certificates, the related Interest Distribution Amount;

2.

To the Pool 2 Senior Certificates, the related unpaid Interest Shortfall, if any;

3.

To the Class 2-M-1 Certificates, the Interest Distribution Amount allocable to such certificates;

4.

To the Class 2-M-2 Certificates, the Interest Distribution Amount allocable to such certificates;

5.

To the Class 2-B-1 Certificates, the Interest Distribution Amount allocable to such certificates;

6.

To the Class 2-B-2 Certificates, the Interest Distribution Amount allocable to such certificates;

Any Pool 2 Interest Remittance Amounts remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow for such Distribution Date in accordance with the priorities set forth below.  On any Distribution Date, any Net Interest Shortfalls for Pool 2 will first reduce Net Monthly Excess Cashflow and then will be allocated among the Pool 2 Senior Certificates, the Pool 2 Mezzanine Certificates and the Pool 2 Subordinate Certificates in reduction of the respective Interest Distribution Amounts on a pro rata basis based on the respective Interest Distribution Amounts for such Distribution Date without giving effect to Net Interest Shortfalls.

Distributions of Principal

1. On each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the Pool 2 Principal Distribution Amount for such Distribution Date will be distributed sequentially in the order of priority described below:

a.         To the  Pool 2 Senior Certificates, concurrently as follows:

i.          approximately [90.0000000000]% sequentially as follows:

A.       To the Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, and Class 2-A-7, an amount up to $1,000 on each Distribution Date, in the following order of priority:

I.          to the Class 2-A-7 Certificates, up to the Class 2-A-7 Priority Amount, until the Class Principal Amount thereof has been reduced to zero;

II.        to the Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, and Class 2-A-6 Certificates sequentially, in that order, until the Class Principal Amount of each such Class has been reduced to zero;

III.      to the Class 2-A-7 Certificates until the Class Principal Amount thereof has been reduced to zero;

B.        To the Class 2-A-1 Certificates as described below in “Distributions of Principal to the Class 2-A-1 Certificates”:

C.        To the Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, and Class 2-A-7 Certificates, in the following order of priority:

I.          to the Class 2-A-7 Certificates, up to the Class 2-A-7 Priority Amount, until the Class Principal Amount thereof has been reduced to zero;

II.        to the Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, and Class 2-A-6 Certificates sequentially, in that order, until the Class Principal Amount of each such Class has been reduced to zero;

III.      to the Class 2-A-7 Certificates until the Class Principal Amount thereof has been reduced to zero;

D.       to the Class 2-A-1 Certificates, until retired;

ii.         approximately [10.0000000000]% to the Class 2-A-8 Certificates until retired;

b.        To the Class 2-M-1 Certificates, until the Class Principal Amount thereof has been reduced to zero;

c.        To the Class 2-M-2 Certificates, until the Class Principal Amount thereof has been reduced to zero;

d.        To the Class 2-B-1 Certificates, until the Class Principal Amount thereof has been reduced to zero; and

e.        To the Class 2-B-2 Certificates, until the Class Principal Amount thereof has been reduced to zero.

2. On each Distribution Date, on or after the Step-Down Date and on which a Trigger Event is not in effect, the Pool 2  Principal Distribution Amount for such Distribution Date will be distributed sequentially in the order of priority described below:

a.         To the Pool 2 Senior Certificates, the Pool 2 Senior Principal Distribution Amount, concurrently as follows:

i.          approximately [90.0000000000]% sequentially as follows:

A.       To the Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, and Class 2-A-7 Certificates, an amount up to $1,000 on each Distribution Date, in the following order of priority;

I.          to the Class 2-A-7 Certificates, up to the Class 2-A-7 Priority Amount, until the Class Principal Amount thereof has been reduced to zero;

II.        to the Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, and Class 2-A-6 Certificates sequentially, in that order, until the Class Principal Amount of each such Class has been reduced to zero;

III.      to the Class 2-A-7 Certificates until retired;

B.        To the Class 2-A-1 Certificates as described below in “Distributions of Principal to the Class 2-A-1 Certificates”:

C.        To the Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, and Class 2-A-7 Certificates, in the following order of priority:

I.          to the Class 2-A-7 Certificates, up to the Class 2-A-7 Priority Amount, until the Class Principal Amount thereof has been reduced to zero;

II.        to the Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, and Class 2-A-6 Certificates sequentially, in that order, until the Class Principal Amount of each such Class has been reduced to zero;

III.      to the Class 2-A-7 Certificates until retired;

D.       to the Class 2-A-1 Certificates until retired;

ii.         approximately [10.0000000000]% to the Class 2-A-8 Certificates until retired

b.        To the Class 2-M-1 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

c.         To the Class 2-M-2 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

d.        To the Class 2-B-1 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero; and

e.         To the Class 2-B-2 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero.

Any Pool 2 Principal Distribution Amount remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow in accordance with the priority set forth below.

Distributions of Principal to the Class 2-A-1 Certificates

I.          An amount up to $[950,000], on each Distribution Date, provided that the aggregate amount paid pursuant to this clause shall not exceed $[11,400,000];

II.        On or after the distribution date in December 2007, an amount up to $[900,000], on each Distribution Date, provided that the aggregate amount paid pursuant to this clause shall not exceed $[10,800,000];

III.      On or after the distribution date in December 2008, an amount up to $[850,000], on each Distribution Date, provided that the aggregate amount paid pursuant to this clause shall not exceed $ [10,200,000];

IV.      On or after the distribution date in December 2009, an amount up to $[800,000], on each Distribution Date, provided that the aggregate amount paid pursuant to this clause shall not exceed $[9,600,000];

V.        On or after the distribution date in December 2010, an amount up to $[750,000], on each Distribution Date, provided that the aggregate amount paid pursuant to this clause shall not exceed $[9,000,000]

VI.       On or after the distribution date in December 2011, an amount up to $[700,000] on each Distribution Date, provided that the aggregate amount paid pursuant to this clause shall not exceed $[14,000,000].

Overcollateralization Provisions

On each Distribution Date, the Net Monthly Excess Cashflow, if any, will be applied on such Distribution Date as an accelerated payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the extent necessary to maintain the Overcollateralization Amount at the Overcollateralization Target Amount.

With respect to any Distribution Date, any Net Monthly Excess Cashflow will be paid as follows:

1.

To the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Overcollateralization Increase Amount, payable to such holders as part of the Pool 2 Principal Distribution Amount in accordance with the priorities described above;

2.

To the Pool 2 Senior Certificates, pro rata, in an amount equal to the Unpaid Realized Loss Amount allocable to each such class;

3.

To the Class 2-M-1 Certificates, the unpaid Interest Shortfall allocable to such class;

4.

To the Class 2-M-1 Certificates, the Unpaid Realized Loss Amount allocable to such class;

5.

To the Class 2-M-2 Certificates, the unpaid Interest Shortfall allocable to such class;

6.

To the Class 2-M-2 Certificates, the Unpaid Realized Loss Amount allocable to such class;

7.

To the Class 2-B-1 Certificates, the unpaid Interest Shortfall allocable to such class;

8.

To the Class 2-B-1 Certificates, the Unpaid Realized Loss Amount allocable to such class;

9.

To the Class 2-B-2 Certificates, the unpaid Interest Shortfall allocable to such class;

10.

To the Class 2-B-2 Certificates, the Unpaid Realized Loss Amount allocable to such class;

11.

concurrently, to the holders of the  Senior Certificates, pro rata, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

12.

To the Class 2-M-1 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

13.

To the Class 2-M-2 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

14.

To the Class 2-B-1 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

15.

To the Class 2-B-2 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

16.

To the Pool 2 Senior Certificates, pro-rata based on need, any Net WAC Shortfall Carryover Amounts, as applicable, for such Certificates for such Distribution Date;

17.

To the Pool 2 Mezzanine and Pool 2 Subordinate Certificates, in the order of seniority, any Net WAC Shortfall Carryover Amounts for such Certificates for such Distribution Date;

18.

To the Securities Administrator, the Custodian or the Trustee in respect of any unreimbursed expenses and indemnifications owing thereto; and

19.

To the Class 2-CE Certificates.

Deal Summary

Issuing Entity	J.P. Morgan Alternative Loan Trust, 2006-A7
Pool 2 Offered Certificates

Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-M-1, Class 2-M-2, Class 2-B-1, and Class 2-B-2 Certificates are the “Pool 2 Offered Certificates”.  In addition to the Offered Certificates, the trust fund will issue a class of private classes of certificates, the Class CE Certificates.

 Pool 2 Senior Certificates or  Pool 2 Class A Certificates:            Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7,  and Class 2-A-8

 Pool 2 Mezzanine Certificates:          Class 2-M-1 and Class 2-M-2.

 Pool 2 Subordinate Certificates :      Class 2-B-1 and Class 2-B-2.

NAS Certificates:                            Class 2-A-7

Lead Underwriter	J.P. Morgan Securities, Inc.
Seller	J.P. Morgan Mortgage Acquisition Corp.
Depositor	J.P. Morgan Acceptance Corporation I
Trustee	HSBC Bank USA
Master Servicer	U.S. Bank National Association (the “Master Servicer”)
Servicers	JPMorgan Chase Bank, Countrywide Home Loans Servicing LP, PHH, and certain other servicers will act as a servicer of a portion of the mortgage loans.
Custodian	JPMorgan Chase Bank, N.A.
Cut-off Date	November 1, 2006.
Settlement Date	On or about November 30, 2006.
Optional Clean-Up Call

The Clean-Up Call option may be exercised on the first Distribution Date on which the current balance of the pool 2 mortgage loans reaches 10% of its Cut-off Date balance and on each Distribution Date thereafter.

Pricing Prepayment Speed (PPC)

100% “PPC” assumes, for each mortgage loan in a mortgage pool, a per annum rate of prepayment of 10% CPB of the then outstanding principal balance such mortgage loan in the first month of the life of such mortgage loan, following which the annual prepayment rate increases by 15%/11 each month until the 12th month of the life of such mortgage loan, and remains constant at 25% CPB per annum in the 12th month of the life of such mortgage loan and in each month thereafter.

Summary of Terms

Accrual Period

For Distribution Date and each class of Pool 2 Offered Certificates, other than the Class 2-A-2 Certificates, the calendar month preceding the month in which the distribution occurs.  For each Distribution Date, and the Class 2-A-2 Certificates, the period from and including the 25th day of the month immediately preceding such Distribution Date (or in the case of the first Distribution Date, November 30, 2006) to and including the 24th day of the month of such Distribution Date.

Current Principal Balance	For any Distribution Date and Mortgage Loan, the stated principal balance of such Mortgage Loan as of the last day of the related Due Period.
Class 2-A-7 Priority Amount

With respect to the Class 2-A-7 Certificates and any Distribution Date and clause 1.a.i.A.I or 2.a.i.A.I in "Distributions of Principal", the product of (a) the Class 2-A-7 Priority Percentage, (b) the Class 2-A-7 Shift Percentage and (c) either (i) on any Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the lesser of (1) the Pool 2 Principal Distribution Amount remaining for such Distribution Date pursuant to and immediately prior to the application of clause 1.a.i.A in "Distributions of Principal" and (2) $1,000, or (ii) on any Distribution Date on and after the Step-Down Date and on which a Trigger Event is not in effect, the lesser of (1) the Pool 2 Senior Principal Distribution Amount remaining for such Distribution Date pursuant to and immediately prior to the application of clause 2.a.i.A  in "Distributions of Principal" and (2) $1,000.

With respect to the Class 2-A-7 Certificates and any Distribution Date and clause 1.a.i.C.I or 2.a.i.C.I in "Distributions of Principal", the product of (a) the Class 2-A-7 Priority Percentage, (b) the Class 2-A-7 Shift Percentage and (c) either (i) on any Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the Pool 2 Principal Distribution Amount remaining for such Distribution Date pursuant to and immediately prior to the application of clause 1.a.i.C in "Description of the Certificates—Distributions of Principal", or (ii) on any Distribution Date on and after the Step-Down Date and on which a Trigger Event is not in effect, the Pool 2 Senior Principal Distribution Amount remaining for such Distribution Date pursuant to and immediately prior to the application of clause 2.a.i.C in "Distributions of Principal".

Class 2-A-7 Priority Percentage

With respect to any Distribution Date, the aggregate Class Principal Amount of the Class 2-A-7 Certificates divided by the aggregate Class Principal Amount of the

Senior Certificates, other than the Class 2-A-1 and Class 2-A-8 Certificates,

in each case immediately prior to any distributions on that Distribution Date.

Class 2-A-7 Shift Percentage

Distribution Date

NAS Shift (1) (%)

December  2006 – November 2009

0

December 2009 – November 2011

45

December 2011 – November 2012

80

December 2012 – November 2013

100

December 2013 and thereafter

300

(1) Percentage of pro rata principal distribution amount due to the NAS Certificates.

Distribution Date	25th day of each month (or the next business day if the 25th is not a business day), commencing in December 2006.
Due Period

With respect to a Mortgage Loan and any Distribution Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

Fixed Rate Certificates	The Pool 2 Senior Certificates, the Pool 2 Mezzanine Certificates, and the Pool 2 Subordinate Certificates.
Fixed Rate	For any Class of Fixed Rate Certificates, the related Initial Coupon Rate as set forth on the table on page 2.
Interest Distribution Amount

With respect to each class of Pool 2 Offered Certificates entitled to interest and any Distribution Date, the amount of interest accrued during the related accrual period at the related certificate interest rate on the related class principal amount for such Distribution Date as reduced by such class’ share of Net Interest Shortfalls.

Interest Shortfall

With respect to any class of Pool 2 Offered Certificates entitled to interest and any Distribution Date, the amount by which (i) the Interest Distribution Amount for such class on all prior Distribution Dates exceeds (ii) amounts distributed in respect thereof to such class on prior Distribution Dates.

Mortgage Loan	The conventional, adjustable rate mortgage loans secured by first liens on the Mortgaged Properties included of the Issuing Entity as of the Closing Date.
Net Interest Shortfalls	With respect to any Distribution Date and Pool 2, an amount equal to the sum of a) any Net Prepayment Interest Shortfalls for Pool 2 for such Distribution Date, and b) Relief Act Reductions.
Net Monthly Excess Cashflow

For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the available distribution amount for Pool 2 for such Distribution Date over (y) the sum for such Distribution Date of (A) the Interest Distribution Amounts for the Certificates, (B) the Interest Shortfall for the Pool 2 Senior Certificates and (C) the Pool 2 Principal Remittance Amount.

Net Prepayment Interest Shortfall

With respect to Pool 2 and any Distribution Date, the amount by which a prepayment interest shortfall for the related prepayment period exceeds the amount that the Master Servicer is obligated to remit pursuant to the Pooling and Servicing Agreement and/or each Servicer is obligated to remit pursuant to the applicable Purchase and Servicing Agreement, to cover such shortfall for such due period.

Net WAC Shortfall Carryover Amount

With respect to any Class of Fixed Rate Certificates and any Distribution Date, an amount equal to the sum of (i) in the case of (a) the Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Pool 2 Mezzanine, and Pool 2 Subordinate Certificates, for any Distribution Date on or after December 2013, zero, or (b) any other case, the excess of (x) the amount of interest such class of Fixed Rate Certificates would have accrued on such Distribution Date had its certificate rate been equal to the Fixed Rate for such Class of Certificates, over (y) the amount of interest such class of certificates actually accrued for such Distribution Date at the Pool 2 Net WAC Rate and (ii) the unpaid portion of any related Net WAC Shortfall Carryover Amounts from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Fixed Rate for such class of Fixed Rated Certificates for the related Accrual Period.

Overcollateralization Amount

For any Distribution Date with respect to Pool 2, the amount, if any, by which (x) the aggregate Current Principal Balance of the Pool 2 Mortgage Loans exceeds (y) the sum of the aggregate class principal amount of the Pool 2 Certificates (other than the Class 2-CE Certificates) as of such Distribution Date (assuming that 100% of the Pool 2 Principal Remittance Amount is applied as a principal payment on such Distribution Date). Initially, the Overcollateralization Amount will be approximately [1.00 ] % of the aggregate stated principal balance of the Pool 2 Mortgage Loans as of the Cut-off Date, or approximately [ 3,200,000].

Overcollateralization Deficiency Amount

With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralization Amount on such Distribution Date (after giving effect to distributions in respect of the Pool 2 Principal Remittance Amount on such Distribution Date).

Overcollateralization Floor	With respect to any Distribution Date, an amount equal to the product of (i) 0.50% and (ii) the aggregate stated principal balance of the Pool 2 Mortgage Loans as of the Cut-off Date.
Overcollateralization Increase Amount	For any Distribution Date is the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.
Overcollateralization Release Amount

With respect to any Distribution Date, the lesser of (x) the  Pool 2 Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (1) the Overcollateralization Amount for such Distribution Date over (2) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization Target Amount

With respect to any Distribution Date (1) prior to the Step-Down Date, approximately [1.00 ]% of the aggregate stated principal balance of the Pool 2 Mortgage Loans as of the Cut-off Date, or (2) on or after the Step-Down Date, (A) if a Trigger Event is not in effect, the greater of (x) [2.00]% of the aggregate Current Principal Balance of the Pool 2 Mortgage Loans and (y) the Overcollateralization Floor, and (B) if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Pool 2 Basic Principal Distribution Amount

With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date.

Pool 2 Interest Remittance Amount

With respect to any Distribution Date, that portion of the available distribution amount for such Distribution Date attributable to interest received or advanced with respect to the pool 2 mortgage loans and compensating interest paid by the Servicer or Master Servicer with respect to the mortgage loans.

Pool 2 Mezzanine Certificates	Class 2-M-1 and Class 2-M-2.
Pool 2 Net WAC Rate

For any Distribution Date, the weighted average of the net mortgage rates of the Pool 2 Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their stated principal balances as of that date.

Pool 2 Principal Distribution Amount

With respect to any Distribution Date, the sum of (i) the Pool 2 Basic Principal Distribution Amount  for such Distribution Date and (ii) the Overcollateralization Increase Amount for such Distribution Date.

Pool 2 Principal Remittance Amount

With respect to any Distribution Date, the portion of the available distribution amount equal to the sum of (i) all scheduled payments of principal collected or advanced on the  Pool 2 Mortgage Loans by the Servicer or Master Servicer that were due during the related Due Period, (ii) the principal portion of each full and partial principal prepayment made by a borrower on a  Pool 2 Mortgage Loan during the related Prepayment Period; (iii) each other unscheduled collection, including insurance proceeds and net liquidation proceeds representing or allocable to recoveries of principal of the Pool 2 Mortgage Loans received during the related prepayment period, including any subsequent recoveries on the Pool 2 Mortgage Loans, and (iv) the principal portion of the purchase price of each Pool 2 Mortgage Loan purchased due to a defect in documentation or a material breach of a representation and warranty with respect to such mortgage loan, (v) in connection with any optional purchase of the  Mortgage Loans, the principal portion of the purchase price, up to the principal portion of the par value.

Pool 2 Senior Certificates	Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, and Class 2-A-8
Pool 2 Senior Enhancement Percentage

For any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Amount of the  Pool 2 Mezzanine and  Pool 2 Subordinate Certificates (after giving effect to the distribution of the Pool 2 Principal Distribution Amount on such Distribution Date) and (ii) the Overcollateralized Amount (after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date) by (y) the aggregate Stated Principal Balance of the Pool 2 Mortgage Loans as of the last day of the related Due Period.

Pool 2 Senior Principal Distribution Amount

For any applicable Distribution Date, an amount equal to the excess of (x) the aggregate class principal amount of the Pool 2 Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately [88.50 ]% and (2) the aggregate Current Principal Balance of the Pool 2 Mortgage Loans and (B) the aggregate Current Principal Balance of the Pool 2 Mortgage Loans minus the Overcollateralization Floor.

Pool 2 Subordinate Certificates	Class 2-B-1 and Class 2-B-2.
Realized Loss

With respect to a liquidated mortgage loan, the amount by which the remaining unpaid principal balance of such mortgage loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of liquidation proceeds applied to the principal balance of that mortgage loan. With respect to a mortgage loan subject to a deficient valuation, the excess of the principal balance of such mortgage loan over the principal amount as reduced in connection with the proceedings resulting in a deficient valuation. With respect to a mortgage loan subject to a debt service reduction, the present value of all monthly debt service reductions, discounted monthly at the applicable mortgage rate.

Relief Act Reductions

The amount of interest that would otherwise have been received with respect to any Mortgage Loan which was subject to a reduction in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or any similar state law.

Step-Down Date

The earlier to occur of (1) the Distribution Date on which the aggregate class principal amount of the Pool 2 Senior Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date occurring December 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to [11.50] % (as calculated prior to the distribution of Pool 2 Principal Distribution Amount on the Pool 2 Mezzanine and Pool 2 Subordinate Certificates).

Structuring Assumptions

The following assumptions, unless otherwise specified: (i) scheduled payments on all  Mortgage Loans are received on the first day of each month beginning December 1, 2006, (ii) any principal prepayments on the  Mortgage Loans are received on the last day of each month beginning in November 2006 and include 30 days of interest thereon, (iii) there are no defaults or delinquencies on the  Mortgage Loans, (iv) optional termination of the Trust Fund does not occur, (v) prepayments are computed after giving effect to scheduled payments received on the following day, (vi) the Mortgage Loans prepay at the indicated constant percentages of PPC, (vii) the date of issuance for the Certificates is November 30, 2006, (viii) cash distributions are received by the Certificateholders on the 25th day of each month, (ix) there are no Net Interest Shortfalls on any Distribution Date, (x) 6-Month LIBOR is constant at [5.389 ]%, (xi) 1 Year LIBOR is constant at [5.331 ]% and (xii) 1 Year CMT is constant at [5.026]%.

Subordinate Class Principal Distribution Amount

With respect to any class of  Pool 2 Subordinate Certificates or  Pool 2 Mezzanine Certificates  and Distribution Date, an amount equal to the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Pool 2 Senior Certificates (after taking into account the payment of the Pool 2 Senior Principal Distribution Amount on such Distribution Date), (2) the aggregate class principal amount of all classes of Pool 2 Mezzanine Certificates or Pool 2 Subordinate Certificates senior in right of payment to such class (after taking into account the payment of the related Subordinate Class Principal Distribution Amount of each of such classes), and (3) the related Subordinate Class Principal Distribution Amount immediately prior to such Distribution Date) over (y) the lesser of (A) the product of (1) 100% minus the related Targeted C/E Percentage and (2) the aggregate Current Principal Balance of the Pool 2 Mortgage Loans and (B) the aggregate Current Principal Balance of the Pool 2 Mortgage Loans minus the Overcollateralization Floor.

Targeted C/E Percentage	For each Class of Certificates, the percentage as set forth in the table on page [2].
Unpaid Realized Loss Amount

For any class of Pool 2 Senior, Pool 2 Mezzanine or Pool 2 Subordinate Certificates, the portion of the aggregate allocated Realized Loss amount previously allocated to that class remaining unpaid from prior Distribution Dates.

Sensitivity Analysis

Weighted Average Lives and Principal Payment Windows at Various Prepayment Speeds (to call)(1)

Prepayment Speed	25%	50%	100%	125%	150%	200%
Class 2-A-1
WAL (yrs)	3.16	3.15	3.15	3.16	3.03	2.51
Principal Window (months)	1 - 80	1 - 80	1 - 80	1 - 77	1 - 62	1 - 44
Class 2-A-2
WAL (yrs)	5.47	2.43	1.00	0.79	0.66	0.51
Principal Window (months)	1 - 83	1 - 64	1 - 23	1 - 18	1 - 14	1 - 11
Class 2-A-3
WAL (yrs)	6.90	6.44	2.20	1.67	1.36	1.00
Principal Window (months)	83 - 83	64 - 82	23 - 31	18 - 23	14 - 19	11 - 13
Class 2-A-4
WAL (yrs)	6.90	6.87	3.10	2.23	1.77	1.26
Principal Window (months)	83 - 83	82 - 83	31 - 47	23 - 31	19 - 25	13 - 17
Class 2-A-5
WAL (yrs)	7.33	6.90	5.00	3.03	2.28	1.56
Principal Window (months)	83 - 114	83 - 83	47 - 81	31 - 45	25 - 31	17 - 21
Class 2-A-6
WAL (yrs)	9.57	6.98	6.88	5.30	3.16	1.94
Principal Window (months)	114 - 115	83 - 84	81 - 83	45 - 77	31 - 56	21 - 26
Class 2-A-7
WAL (yrs)	7.14	6.53	6.15	5.72	4.78	2.45
Principal Window (months)	37 - 115	37 - 84	37 - 83	38 - 77	39 - 62	26 - 34
Class 2-A-8
WAL (yrs)	5.84	4.51	3.09	2.55	2.08	1.47
Principal Window (months)	1 - 115	1 - 84	1 - 83	1 - 77	1 - 62	1 - 44
Class 2-M-1
WAL (yrs)	7.55	6.75	5.13	4.43	3.85	3.47
Principal Window (months)	82 - 115	65 - 84	37 - 83	37 - 77	38 - 62	40 - 44
Class 2-M-2
WAL (yrs)	7.51	6.75	5.12	4.38	3.80	3.32
Principal Window (months)	82 - 115	65 - 84	37 - 83	37 - 77	37 - 62	38 - 44
Class 2-B-1
WAL (yrs)	6.95	6.73	5.08	4.17	3.60	3.16
Principal Window (months)	82 - 94	65 - 83	37 - 82	37 - 70	37 - 57	38 - 40
Class 2-B-2
WAL (yrs)	6.90	6.73	4.75	3.86	3.35	3.09
Principal Window (months)	82 - 84	65 - 83	37 - 78	37 - 61	37 - 49	37 - 38

(1) Based on the Structuring Assumptions assuming that the optional call is exercised at the earliest possible date.

Weighted Average Lives and Principal Payment Windows at Various Prepayment Speeds (to maturity)(1)

Prepayment Speed	25%	50%	100%	125%	150%	200%
Class 2-A-1
WAL (yrs)	3.16	3.15	3.15	3.17	3.19	2.98
Principal Window (months)	1 - 80	1 - 80	1 - 80	1 - 80	1 - 81	1 - 83
Class 2-A-2
WAL (yrs)	5.47	2.43	1.00	0.79	0.66	0.51
Principal Window (months)	1 - 83	1 - 64	1 - 23	1 - 18	1 - 14	1 - 11
Class 2-A-3
WAL (yrs)	6.90	6.44	2.20	1.67	1.36	1.00
Principal Window (months)	83 - 83	64 - 82	23 - 31	18 - 23	14 - 19	11 - 13
Class 2-A-4
WAL (yrs)	6.90	6.87	3.10	2.23	1.77	1.26
Principal Window (months)	83 - 83	82 - 83	31 - 47	23 - 31	19 - 25	13 - 17
Class 2-A-5
WAL (yrs)	7.33	6.90	5.00	3.03	2.28	1.56
Principal Window (months)	83 - 114	83 - 83	47 - 81	31 - 45	25 - 31	17 - 21
Class 2-A-6
WAL (yrs)	9.84	8.77	7.31	5.61	3.16	1.94
Principal Window (months)	114 - 119	83 - 119	81 - 119	45 - 117	31 - 56	21 - 26
Class 2-A-7
WAL (yrs)	7.15	6.79	6.26	6.08	5.79	2.45
Principal Window (months)	37 - 119	37 - 119	37 - 118	38 - 114	39 - 98	26 - 34
Class 2-A-8
WAL (yrs)	5.87	4.69	3.14	2.61	2.19	1.58
Principal Window (months)	1 - 119	1 - 119	1 - 119	1 - 117	1 - 98	1 - 83
Class 2-M-1
WAL (yrs)	7.60	7.08	5.13	4.51	4.04	3.59
Principal Window (months)	82 - 119	65 - 117	37 - 83	37 - 83	38 - 82	40 - 58
Class 2-M-2
WAL (yrs)	7.53	6.78	5.12	4.42	3.85	3.34
Principal Window (months)	82 - 118	65 - 97	37 - 83	37 - 82	37 - 71	38 - 49
Class 2-B-1
WAL (yrs)	6.95	6.73	5.08	4.17	3.60	3.16
Principal Window (months)	82 - 94	65 - 83	37 - 82	37 - 70	37 - 57	38 - 40
Class 2-B-2
WAL (yrs)	6.90	6.73	4.75	3.86	3.35	3.09
Principal Window (months)	82 - 84	65 - 83	37 - 78	37 - 61	37 - 49	37 - 38

(1)

Based on the Structuring Assumptions.

Excess Interest (1) (2)

Distribution Date	Excess Interest
25-Dec-06	1.46%
25-Jan-07	1.21%
25-Feb-07	1.21%
25-Mar-07	1.21%
25-Apr-07	1.21%
25-May-07	1.20%
25-Jun-07	1.20%
25-Jul-07	1.20%
25-Aug-07	1.20%
25-Sep-07	1.20%
25-Oct-07	1.20%
25-Nov-07	1.19%
25-Dec-07	1.19%
25-Jan-08	1.19%
25-Feb-08	1.19%
25-Mar-08	1.18%
25-Apr-08	1.18%
25-May-08	1.18%
25-Jun-08	1.17%
25-Jul-08	1.17%
25-Aug-08	1.17%
25-Sep-08	1.17%
25-Oct-08	1.16%
25-Nov-08	1.16%
25-Dec-08	1.16%
25-Jan-09	1.17%
25-Feb-09	1.17%
25-Mar-09	1.17%
25-Apr-09	1.17%
25-May-09	1.17%
25-Jun-09	1.17%
25-Jul-09	1.18%
25-Aug-09	1.18%
25-Sep-09	1.18%
25-Oct-09	1.18%
25-Nov-09	1.19%
25-Dec-09	1.19%
25-Jan-10	1.18%
25-Feb-10	1.18%
25-Mar-10	1.18%
25-Apr-10	1.18%
25-May-10	1.18%
25-Jun-10	1.18%
25-Jul-10	1.18%
25-Aug-10	1.18%
25-Sep-10	1.18%
25-Oct-10	1.18%
25-Nov-10	1.18%
25-Dec-10	1.18%
25-Jan-11	1.18%
25-Feb-11	1.18%
25-Mar-11	1.18%
25-Apr-11	1.17%
25-May-11	1.17%
25-Jun-11	1.17%
25-Jul-11	1.17%
25-Aug-11	1.17%
25-Sep-11	1.17%
25-Oct-11	1.17%
25-Nov-11	1.17%
25-Dec-11	1.17%
25-Jan-12	1.17%
25-Feb-12	1.17%
25-Mar-12	1.17%
25-Apr-12	1.17%
25-May-12	1.18%
25-Jun-12	1.18%
25-Jul-12	1.18%
25-Aug-12	1.18%
25-Sep-12	1.19%
25-Oct-12	1.19%
25-Nov-12	1.19%
25-Dec-12	1.19%
25-Jan-13	1.19%
25-Feb-13	1.20%
25-Mar-13	1.20%
25-Apr-13	1.20%
25-May-13	1.20%
25-Jun-13	1.21%
25-Jul-13	1.21%
25-Aug-13	1.21%
25-Sep-13	1.22%
25-Oct-13	1.24%

1.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) the Pool 2 Mortgage Loans prepay at a speed of 100% PPC.

2.

Excess Interest for any Distribution Date is equal to (x) the product of (a) 12 and (b) interest remaining after payment of current interest, divided by (B) the aggregate principal balance of the  Certificates prior to any distributions of principal on such Distribution Date.

Total Mortgage Loan Statistics

All Collateral Statistics set forth in the tables below and in the proceeding pages are approximate and subject to change based on final collateral

Original Principal Balance(1)-Pool 2

Original Principal Balance ($)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0.01 - 100,000.00	15	$1,233,535.08	0.37%	7.834376%	690.0	76.87%	76.87%	2.250%	13.093%	91
100,000.01 - 200,000.00	50	7,986,650.53	2.42	7.109768	715.9	77.54	78.12	2.316	12.329	93
200,000.01 - 300,000.00	50	12,774,570.64	3.88	7.106517	726.3	76.38	77.36	2.315	12.265	92
300,000.01 - 400,000.00	30	10,336,033.10	3.14	7.053158	720.7	77.50	77.50	2.267	12.161	101
400,000.01 - 500,000.00	114	50,042,316.00	15.19	7.107374	712.3	73.74	74.00	2.261	12.170	91
500,000.01 - 600,000.00	135	72,104,985.84	21.88	6.927977	716.4	74.33	75.36	2.254	11.973	88
600,000.01 - 700,000.00	74	46,638,192.23	14.15	6.984406	693.8	71.20	71.20	2.253	12.013	89
700,000.01 - 800,000.00	34	24,736,780.18	7.51	6.863550	717.8	67.65	67.65	2.280	11.985	91
800,000.01 - 900,000.00	20	16,551,438.51	5.02	6.953820	707.1	69.35	72.02	2.237	11.954	87
900,000.01 - 1,000,000.00	27	25,491,154.79	7.74	6.805497	738.4	64.65	64.65	2.221	11.805	90
1,000,000.01 - 1,100,000.00	10	10,134,982.99	3.08	7.286134	701.6	69.69	69.69	2.250	12.286	83
1,100,000.01 - 1,200,000.00	2	2,135,473.78	0.65	7.378846	679.3	72.58	72.58	2.500	12.379	82
1,200,000.01 - 1,300,000.00	1	1,247,841.49	0.38	6.750000	788.0	60.98	60.98	2.250	12.750	117
1,300,000.01 - 1,400,000.00	4	5,248,025.48	1.59	7.175678	684.1	67.21	67.21	2.248	12.176	83
1,400,000.01 - 1,500,000.00	9	12,600,319.37	3.82	7.171931	727.7	61.20	61.20	2.412	12.172	91
1,500,000.01 - 2,000,000.00	11	19,167,568.36	5.82	7.372288	729.5	70.73	70.73	2.407	12.372	86
2,000,000.01 – 2,500,000.00 …………………………	1	2,292,902.64	0.70	7.375000	682.0	55.93	55.93	2.500	12.375	83
2,500,000.01 - 3,000,000.00	3	8,763,605.08	2.66	6.467219	721.4	64.44	64.44	2.329	11.467	105
Total:	590	$329,486,376.10	100.00%	7.012089%	714.3	71.14%	71.59%	2.278%	12.064%	90

(1)As of the Cut-off Date, the average Original Principal Balance of the Mortgage Loans in Pool 2 is expected to be approximately $576,390.

Cut-off Date Stated Principal Balance(1)-Pool 2

Range of Cut-Off Date Stated Principal Balances ($)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0.01 - 100,000.00	15	$1,233,535.08	0.37%	7.834376%	690.0	76.87%	76.87%	2.250%	13.093%	91
100,000.01 - 200,000.00	50	7,986,650.53	2.42	7.109768	715.9	77.54	78.12	2.316	12.329	93
200,000.01 - 300,000.00	50	12,774,570.64	3.88	7.106517	726.3	76.38	77.36	2.315	12.265	92
300,000.01 - 400,000.00	46	16,630,235.58	5.05	7.228405	716.2	76.41	76.41	2.261	12.295	94
400,000.01 - 500,000.00	118	53,349,608.63	16.19	7.122623	710.5	74.17	74.42	2.260	12.182	91
500,000.01 - 600,000.00	135	74,085,350.86	22.49	6.938209	712.1	74.26	75.26	2.254	11.982	88
600,000.01 - 700,000.00	62	40,452,004.45	12.28	6.884985	703.7	69.36	69.36	2.254	11.918	90
700,000.01 - 800,000.00	31	23,219,599.67	7.05	6.844617	719.6	67.87	67.87	2.282	11.974	92
800,000.01 - 900,000.00	19	16,196,450.17	4.92	7.042002	703.6	69.51	72.24	2.236	12.042	86
900,000.01 - 1,000,000.00	26	24,923,202.81	7.56	6.752975	740.3	64.81	64.81	2.221	11.753	90
1,000,000.01 - 1,100,000.00	8	8,214,312.00	2.49	7.248037	688.9	69.02	69.02	2.281	12.248	83
1,100,000.01 - 1,200,000.00	1	1,100,593.27	0.33	7.500000	674.0	75.00	75.00	2.500	12.500	82
1,200,000.01 - 1,300,000.00	2	2,531,866.97	0.77	7.066966	750.0	65.55	65.55	2.377	12.560	100
1,300,000.01 - 1,400,000.00	8	10,731,823.15	3.26	7.264077	704.9	67.19	67.19	2.377	12.264	82
1,400,000.01 - 1,500,000.00	4	5,832,496.22	1.77	6.961048	733.7	53.66	53.66	2.310	11.961	101
1,500,000.01 - 2,000,000.00	11	19,167,568.36	5.82	7.372288	729.5	70.73	70.73	2.407	12.372	86
2,000,000.01 – 2,500,000.00	1	2,292,902.64	0.70	7.375000	682.0	55.93	55.93	2.500	12.375	83
2,500,000.01 - 3,000,000.00	3	8,763,605.08	2.66	6.467219	721.4	64.44	64.44	2.329	11.467	105
Total:	590	$329,486,376.10	100.00%	7.012089%	714.3	71.14%	71.59%	2.278%	12.064%	90

(1)As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Pool 2 is expected to be approximately $558,451.

Current Rate(1)-Pool 2

Current Rate (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
5.001 - 5.500…………………………………………..	1	$606,200.00	0.18%	5.250000%	715.0	80.00%	80.00%	2.250%	10.250%	83
5.501 - 6.000…………………………………………..	14	10,076,120.87	3.06	5.916393	733.6	76.76	76.76	2.319	10.916	95
6.001 - 6.500…………………………………………..	114	66,946,235.96	20.32	6.384673	720.3	68.86	70.21	2.236	11.417	90
6.501 - 7.000…………………………………………..	212	117,538,025.36	35.67	6.785348	722.8	69.37	69.86	2.266	11.868	93
7.001 - 7.500…………………………………………..	119	66,307,417.61	20.12	7.316916	708.2	70.45	70.45	2.293	12.378	86
7.501 - 8.000…………………………………………..	89	53,229,558.45	16.16	7.780410	698.8	74.30	74.30	2.310	12.794	87
8.001 - 8.500…………………………………………..	29	12,160,726.34	3.69	8.236584	692.5	82.02	82.02	2.342	13.284	87
8.501 - 9.000…………………………………………..	11	2,480,066.52	0.75	8.811107	704.5	87.91	87.91	2.405	13.811	97
9.001 - 9.500…………………………………………..	1	142,025.00	0.04	9.125000	626.0	95.00	95.00	2.250	14.125	118
Total: ………………………………………	590	$329,486,376.10	100.00%	7.012089%	714.3	71.14%	71.59%	2.278%	12.064%	90

(1)As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Pool 2 is expected to be approximately 7.012%.

Original Term (Months)-Pool 2

Original Term (Months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
300………………………………………………………	1	$908,808.30	0.28%	6.625000%	747.0	65.00%	65.00%	2.250%	11.625%	82
360………………………………………………………	577	325,023,922.21	98.65	7.016035	714.2	71.14	71.60	2.277	12.068	90
480………………………………………………………	12	3,553,645.59	1.08	6.750176	716.9	72.70	72.70	2.351	11.795	110
Total:……………………………………………………	590	$329,486,376.10	100.00%	7.012089%	714.3	71.14%	71.59%	2.278%	12.064%	90

Remaining Term to Maturity(1)-Pool 2

Range of Remaining Term (Months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
296 – 300……………………………………………….	1	$908,808.30	0.28%	6.625000%	747.0	65.00%	65.00%	2.250%	11.625%	82
346 - 350……………………………………………….	2	1,070,382.61	0.32	6.425934	720.9	55.73	55.73	2.250	11.426	91
351 - 355……………………………………………….	16	12,339,812.18	3.75	6.616479	715.9	66.00	66.00	2.296	11.766	96
356 - 360……………………………………………….	559	311,613,727.42	94.58	7.033884	714.1	71.40	71.88	2.276	12.083	89
471 - 475……………………………………………….	5	1,525,627.97	0.46	6.631552	712.3	78.97	78.97	2.250	11.632	115
476 - 480……………………………………………….	7	2,028,017.62	0.62	6.839414	720.3	67.99	67.99	2.427	11.918	106
Total: …………………………………………...	590	$329,486,376.10	100.00%	7.012089%	714.3	71.14%	71.59%	2.278%	12.064%	90

(1)As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Pool 2 is expected to be approximately 360.

Age-Pool 2

Age (months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0……………………………………………………………	44	$24,599,747.06	7.47%	7.116425%	710.3	71.93%	71.93%	2.264%	12.116%	88
1……………………………………………………………	306	182,659,817.50	55.44	6.919512	719.2	70.76	71.55	2.266	11.920	90
2……………………………………………………………	137	76,920,837.19	23.35	7.239911	701.9	72.12	72.12	2.312	12.253	87
3……………………………………………………………	67	25,204,513.50	7.65	7.120893	721.9	72.60	72.78	2.272	12.690	95
4……………………………………………………………	13	5,165,638.10	1.57	7.044317	708.7	72.30	72.30	2.250	12.044	92
5……………………………………………………………	10	5,232,388.48	1.59	6.829597	703.5	70.63	70.63	2.272	11.953	94
6……………………………………………………………	8	6,769,575.63	2.05	6.312392	731.7	63.86	63.86	2.317	11.489	105
7……………………………………………………………	3	1,863,476.03	0.57	7.135095	690.1	71.41	71.41	2.250	12.135	86
10…………………………………………………………	2	1,070,382.61	0.32	6.425934	720.9	55.73	55.73	2.250	11.426	91
Total: ………………………………………	590	$329,486,376.10	100.00%	7.012089%	714.3	71.14%	71.59%	2.278%	12.064%	90

Credit Score(1)-Pool 2

Range of Credit Score	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
<= 600…………………………………………………..	9	$7,477,632.02	2.27%	6.680455%	598.0	70.00%	70.00%	2.311%	11.680%	93
601 – 620………………………………………………	5	4,216,296.22	1.28	7.698640	614.3	75.24	75.24	2.333	12.699	94
621 – 640………………………………………………	36	18,769,631.35	5.70	7.211480	632.2	69.33	69.33	2.250	12.235	84
641 – 660………………………………………………	37	20,889,131.07	6.34	7.196699	649.7	67.26	67.26	2.271	12.248	86
661 – 680……………………………………………….	84	41,040,562.49	12.46	7.152713	670.7	74.81	74.81	2.286	12.202	91
681 – 700……………………………………………….	94	53,800,475.40	16.33	7.022244	690.6	72.66	72.66	2.287	12.129	87
701 – 720……………………………………………….	80	43,825,989.68	13.30	7.017928	710.1	74.67	74.77	2.279	12.053	85
721 – 740……………………………………………….	59	35,039,171.18	10.63	7.009414	730.5	70.97	71.69	2.290	12.056	87
741 – 760……………………………………………….	60	34,262,828.17	10.40	6.758749	750.8	70.99	72.33	2.265	11.798	99
761 – 780……………………………………………….	60	32,756,787.81	9.94	6.935551	770.1	70.00	70.69	2.279	11.962	94
781 – 800……………………………………………….	47	27,499,082.43	8.35	6.947820	789.5	63.21	64.56	2.260	12.019	92
801 – 820………………………………………………..	19	9,908,788.29	3.01	6.856770	808.7	69.79	71.14	2.250	11.909	97
Total:……………………………………………………	590	$329,486,376.10	100.00%	7.012089%	714.3	71.14%	71.59%	2.278%	12.064%	90

As of the Cut-off Date, the non-zero weighted average Credit Score of the Mortgage Loans in Pool 2 is expected to be approximately 714. See "Description of the Mortgage Pools - The Mortgage Loans" herein.

Original Loan-To-Value Ratios(1)-Pool 2

Range of Original Loan-To-Value Ratios (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0.01 - 10.00…………………………………………….	1	$37,417.20	0.01%	6.910000%	735.0	7.41%	7.41%	2.250%	11.910%	119
10.01 - 20.00…………………………………………..	2	498,450.85	0.15	6.648799	722.1	17.73	17.73	2.250	11.649	90
20.01 - 30.00…………………………………………..	7	4,600,518.02	1.40	6.908363	731.8	26.32	26.32	2.288	12.058	90
30.01 - 40.00…………………………………………..	10	6,599,713.83	2.00	6.847438	714.6	35.08	35.08	2.230	11.876	95
40.01 - 50.00…………………………………………..	27	16,666,608.82	5.06	6.651308	734.3	46.60	46.60	2.205	11.714	94
50.01 - 60.00…………………………………………..	38	32,095,711.70	9.74	6.930129	719.1	56.21	56.21	2.268	11.963	90
60.01 - 70.00…………………………………………..	94	64,875,494.81	19.69	7.039302	715.5	67.32	67.32	2.298	12.070	86
70.01 - 75.00…………………………………………..	77	48,377,302.95	14.68	7.214369	703.4	74.15	74.15	2.288	12.236	89
75.01 - 80.00…………………………………………..	266	130,135,819.09	39.50	6.938308	711.8	79.50	79.50	2.272	12.017	91
80.01 - 85.00…………………………………………..	8	2,484,543.62	0.75	8.014367	696.6	84.90	84.90	2.250	13.122	89
85.01 - 90.00…………………………………………..	35	13,943,096.79	4.23	7.384775	716.5	88.89	89.67	2.330	12.421	87
90.01 - 95.00…………………………………………..	16	5,454,467.18	1.66	7.452020	719.4	88.38	94.28	2.250	12.452	96
95.01 - 100.00…………………………………………..	9	3,717,231.23	1.13	6.569922	759.3	71.29	99.75	2.347	11.613	94
Total: ………………………………………	590	$329,486,376.10	100.00%	7.012089%	714.3	71.14%	71.59%	2.278%	12.064%	90

(1)As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Pool 2 is expected to be approximately 71.59%.

Original Effective LTV(1)-Pool 2

Range of Original Effective Loan-To-Value Ratios (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0.01 - 10.00……………………………………………	1	$37,417.20	0.01%	6.910000%	735.0	7.41%	7.41%	2.250%	11.910%	119
10.01 - 20.00………………………………………….	2	498,450.85	0.15	6.648799	722.1	17.73	17.73	2.250	11.649	90
20.01 - 30.00…………………………………………..	7	4,600,518.02	1.40	6.908363	731.8	26.32	26.32	2.288	12.058	90
30.01 - 40.00…………………………………………..	10	6,599,713.83	2.00	6.847438	714.6	35.08	35.08	2.230	11.876	95
40.01 - 50.00…………………………………………..	27	16,666,608.82	5.06	6.651308	734.3	46.60	46.60	2.205	11.714	94
50.01 - 60.00…………………………………………..	38	32,095,711.70	9.74	6.930129	719.1	56.21	56.21	2.268	11.963	90
60.01 - 70.00…………………………………………..	105	70,386,778.96	21.36	6.994915	719.3	67.53	69.64	2.294	12.023	87
70.01 - 75.00…………………………………………..	77	48,377,302.95	14.68	7.214369	703.4	74.15	74.15	2.288	12.236	89
75.01 - 80.00…………………………………………..	266	130,135,819.09	39.50	6.938308	711.8	79.50	79.50	2.272	12.017	91
80.01 - 85.00…………………………………………..	8	2,484,543.62	0.75	8.014367	696.6	84.90	84.90	2.250	13.122	89
85.01 - 90.00…………………………………………..	34	13,394,096.79	4.07	7.430262	715.0	89.66	89.66	2.334	12.468	86
90.01 - 95.00…………………………………………..	14	4,049,467.18	1.23	7.814052	701.7	94.75	94.75	2.250	12.814	93
95.01 - 100.00…………………………………………..	1	159,947.08	0.05	7.500000	706.0	100.00	100.00	4.500	13.500	82
Total: ………………………………………	590	$329,486,376.10	100.00%	7.012089%	714.3	71.14%	71.59%	2.278%	12.064%	90

(1)As of the Cut-off Date, the weighted average Original Effective Loan-to-Value of the Mortgage Loans in Pool 2 is expected to be approximately 71.14%.

Occupancy Type(1)-Pool 2

Occupancy Type	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Primary Residence…………………………………….	490	$274,518,658.22	83.32%	6.965183%	711.4	71.72%	72.07%	2.275%	12.015%	91
Second Home…………………………………………..	46	29,761,400.26	9.03	7.113752	725.1	65.90	67.03	2.313	12.179	88
Investment……………………………………………….	54	25,206,317.62	7.65	7.402901	733.8	70.98	71.76	2.265	12.459	84
Total:…………………………………………………….	590	$329,486,376.10	100.00%	7.012089%	714.3	71.14%	71.59%	2.278%	12.064%	90

(1)Based upon representations of the related borrowers at the time of origination.

Property Type-Pool 2

Property Type	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Single Family Residence………………………………	359	$202,649,898.65	61.50%	6.962302%	712.2	70.31%	70.71%	2.272%	12.031%	91
Two- to four-family…………………………………….	17	9,256,999.37	2.81	7.359581	701.5	74.45	74.45	2.318	12.535	85
Condo……………………………………………………	80	39,606,490.20	12.02	7.206264	715.4	72.42	73.32	2.300	12.214	87
Planned unit developments…………………………...	123	71,617,843.66	21.74	6.970217	717.3	72.66	73.09	2.279	11.989	89
Cooperative Units………………………………………	4	2,380,305.80	0.72	6.688883	760.0	66.51	66.51	2.250	11.689	90
Condotel…………………………………………………	7	3,974,838.42	1.21	7.754249	761.9	68.66	68.66	2.250	12.754	80
Total:…………………………………………………….	590	$329,486,376.10	100.00%	7.012089%	714.3	71.14%	71.59%	2.278%	12.064%	90

Loan Purpose-Pool 2

Loan Purpose	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Purchase………………………………………………..	285	$157,823,314.41	47.90%	6.987597%	724.8	75.12%	76.02%	2.303%	12.046%	91
Cash-out Refinance……………………………………	223	127,118,764.43	38.58	7.127288	701.5	68.03	68.08	2.258	12.158	89
Rate/Term Refinance………………………………….	77	41,582,209.40	12.62	6.776403	712.1	66.45	66.45	2.259	11.875	88
Construction to Perm………………………………….	5	2,962,087.86	0.90	6.681830	750.8	58.74	58.74	2.049	11.682	95
Total:…………………………………………………….	590	$329,486,376.10	100.00%	7.012089%	714.3	71.14%	71.59%	2.278%	12.064%	90

Loan Documentation-Pool 2

Loan Documentation	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Full Documentation…………………………………….	147	$81,349,235.22	24.69%	6.659786%	722.2	71.24%	72.38%	2.261%	11.706%	95
Alternative……………………………………………….	34	19,771,999.27	6.00	6.858483	703.6	71.85	73.14	2.273	11.858	91
Full Asset/No Income………………………………….	14	10,537,540.86	3.20	6.670264	777.8	49.91	51.57	2.214	11.670	105
No Income Verifier……………………………………..	122	71,069,753.48	21.57	7.342824	716.2	72.04	72.23	2.331	12.492	88
Asset Verification……………………………………….	6	2,832,424.81	0.86	6.558441	712.3	68.98	68.98	2.250	11.558	99
Simply Signature……………………………………….	12	4,478,666.24	1.36	6.851957	722.0	72.65	72.65	2.581	12.297	92
Limited…………………………………………………..	1	478,200.00	0.15	6.375000	761.0	46.65	46.65	2.250	11.375	119
No Income No Asset…………………………………..	81	41,801,044.38	12.69	7.475994	704.3	70.82	70.82	2.258	12.476	86
No Documentation……………………………………..	2	842,583.96	0.26	7.361414	696.1	61.49	61.49	2.250	13.287	114
No Ratio…………………………………………………	32	19,950,319.20	6.05	7.115579	710.8	72.68	72.68	2.282	12.116	86
Preferred………………………………………………..	2	638,476.01	0.19	6.551864	738.4	64.14	64.14	2.250	11.552	115
Reduced…………………………………………………	80	54,679,111.24	16.60	6.840665	704.4	72.92	72.92	2.250	11.841	84
Stated Income Full Asset……………………………...	28	9,569,821.41	2.90	6.986529	711.6	71.27	71.27	2.250	11.987	87
Stated Income Stated Asset…………………………..	7	3,765,900.00	1.14	7.283076	690.8	66.94	66.94	2.250	12.283	87
Stated……………………………………………………	22	7,721,300.00	2.34	7.172762	699.8	79.13	79.13	2.250	12.173	97
Total:……………………………………………………	590	$329,486,376.10	100.00%	7.012089%	714.3	71.14%	71.59%	2.278%	12.064%	90

Lien-Pool 2

Lien position	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
First ……………………………………………………..	590	$329,486,376.10	100.00%	7.012089%	714.3	71.14%	71.59%	2.278%	12.064%	90
Total:……………………………………………………	590	$329,486,376.10	100.00%	7.012089%	714.3	71.14%	71.59%	2.278%	12.064%	90

Geographic Distribution of Mortgaged Properties(1)-Pool 2

State	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Arizona…………………………………………………..	22	$13,749,033.14	4.17%	7.112804%	725.0	69.50%	69.50%	2.274%	12.126%	91
Arkansas…………………………………………………	1	711,600.00	0.22	6.700000	728.0	80.00	80.00	2.250	11.700	119
California…………………………………………………	180	110,378,854.33	33.50	6.832572	708.3	72.17	72.40	2.276	11.905	90
Colorado…………………………………………………	9	4,272,438.06	1.30	6.965217	767.3	61.78	61.78	2.250	11.997	86
Connecticut……………………………………………..	9	5,444,575.14	1.65	7.506749	654.4	76.93	76.93	2.250	12.507	83
District of Columbia…………………………………….	3	1,435,400.00	0.44	6.431604	639.8	70.03	70.03	2.250	11.432	83
Florida……………………………………………………	71	35,616,709.89	10.81	7.399603	727.0	69.93	70.42	2.290	12.446	87
Georgia………………………………………………….	9	3,485,406.68	1.06	6.673286	726.7	73.77	78.74	2.237	11.711	94
Hawaii……………………………………………………	3	1,540,475.22	0.47	7.570641	685.2	76.37	76.37	2.250	13.033	89
Illinois……………………………………………………	17	7,051,706.73	2.14	7.076976	733.1	69.78	69.78	2.304	12.077	93
Indiana…………………………………………………..	2	303,200.00	0.09	6.925132	757.3	80.00	80.00	2.250	11.925	99
Kentucky………………………………………………..	5	1,544,709.45	0.47	7.057088	716.5	78.40	78.40	2.250	12.057	89
Maryland…………………………………………………	18	9,477,071.00	2.88	7.044756	698.4	70.43	72.14	2.250	12.081	91
Massachusetts………………………………………….	13	9,648,945.73	2.93	7.219503	708.2	64.99	64.99	2.301	12.272	82
Michigan………………………………………………….	17	6,250,142.49	1.90	7.146481	725.6	70.29	72.42	2.250	12.146	92
Minnesota………………………………………………..	5	2,390,000.00	0.73	6.946715	686.6	77.09	77.09	2.385	11.947	83
Missouri………………………………………………….	2	1,318,474.25	0.40	6.681739	791.9	61.52	61.52	2.250	11.682	110
Nevada…………………………………………………..	25	11,330,885.37	3.44	7.242152	714.1	75.35	76.53	2.250	12.242	87
New Hampshire…………………………………………	1	539,290.70	0.16	7.625000	667.0	80.00	80.00	2.250	12.625	82
New Jersey………………………………………………	31	25,262,625.23	7.67	6.799259	713.7	68.17	68.17	2.259	11.830	89
New Mexico……………………………………………..	2	766,000.00	0.23	6.814621	734.6	49.74	49.74	2.348	11.815	90
New York………………………………………………..	45	32,464,822.14	9.85	7.123373	715.8	69.52	69.66	2.311	12.215	92
North Carolina…………………………………………..	6	2,963,854.13	0.90	6.798635	745.9	74.51	74.51	2.250	11.799	98
Ohio………………………………………………………	18	4,515,531.40	1.37	7.380383	696.8	82.07	82.07	2.250	12.380	87
Oklahoma………………………………………………..	1	359,473.01	0.11	6.750000	696.0	79.88	79.88	2.250	11.750	119
Oregon……………………………………………………	8	4,180,062.80	1.27	7.409336	690.8	68.46	68.46	2.250	12.409	82
Pennsylvania…………………………………………….	8	4,388,312.28	1.33	6.728443	711.8	71.31	71.31	2.250	11.911	101
Rhode Island…………………………………………….	1	417,308.28	0.13	7.250000	761.0	70.00	70.00	2.250	12.250	83
South Carolina………………………………………….	5	2,662,538.65	0.81	6.992355	699.9	75.43	75.43	2.532	11.992	90
Tennessee………………………………………………	3	1,263,850.00	0.38	6.256667	776.4	75.58	75.58	2.250	11.257	100
Texas…………………………………………………….	8	3,306,729.02	1.00	6.738965	751.0	70.74	81.34	2.359	11.863	105
Utah………………………………………………………	4	1,247,649.82	0.38	6.967439	738.7	77.97	82.94	2.250	12.086	82
Virginia……………………………………………………	21	10,973,635.17	3.33	6.963581	718.5	71.38	71.38	2.250	11.964	91
Washington………………………………………………	14	7,296,728.41	2.21	6.990349	727.8	72.56	72.56	2.250	12.045	93
Wisconsin………………………………………………..	3	928,337.58	0.28	7.695648	670.9	78.79	78.79	2.250	12.696	89
Total:……………………………………………………..	590	$329,486,376.10	100.00%	7.012089%	714.3	71.14%	71.59%	2.278%	12.064%	90

(1)As of the Cut off Date, no more than approximately 1.04% of the Pool 2 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Original Prepayment Penalty Term-Pool 2

Original Prepayment Penalty Term (Years)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0…………………………………………………………..	538	$302,469,526.65	91.80%	7.033659%	715.1	70.93%	71.42%	2.280%	12.090%	90
12…………………………………………………………	27	14,986,440.65	4.55	6.681180	693.2	75.23	75.23	2.250	11.681	86
36…………………………………………………………	18	7,130,142.45	2.16	6.654852	711.7	73.79	73.79	2.250	11.655	91
60…………………………………………………………	7	4,900,266.35	1.49	7.212468	739.5	67.78	67.78	2.250	12.212	84
Total: ………………………………………	590	$329,486,376.10	100.00%	7.012089%	714.3	71.14%	71.59%	2.278%	12.064%	90

Seller-Pool 2

Seller	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Cendant Mortgage……………………………………..	113	$70,743,278.47	21.47%	6.529012%	735.4	66.17%	68.28%	2.227%	11.529%	98
Chase Mortgage……………………………………….	269	152,251,624.13	46.21	7.301446	709.6	72.18	72.18	2.316	12.414	88
Countrywide Home Loans…………………………….	113	74,628,265.37	22.65	6.822942	705.2	71.96	71.96	2.259	11.823	84
CTX………………………………………………………	20	9,488,533.61	2.88	6.628725	722.9	75.45	75.45	2.250	11.629	95
Fifth Third Bank………………………………………..	47	11,421,724.69	3.47	7.650141	712.4	74.79	74.79	2.250	12.650	89
Flagstar………………………………………………….	3	1,624,649.82	0.49	6.643616	746.3	65.72	65.72	2.296	11.644	82
GreenPoint Mortgage………………………………….	25	9,328,300.00	2.83	7.138967	699.2	77.34	77.34	2.250	12.139	95
Total:…………………………………………………….	590	$329,486,376.10	100.00%	7.012089%	714.3	71.14%	71.59%	2.278%	12.064%	90

Primary Servicer-Pool 2

Primary Servicer	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Chase Mortgage…………………………………………	317	$172,693,107.57	52.41%	7.249518%	710.2	72.58%	72.58%	2.308%	12.349%	89
Countrywide Home Loans……………………………..	113	74,628,265.37	22.65	6.822942	705.2	71.96	71.96	2.259	11.823	84
Fifth Third Bank………………………………………….	47	11,421,724.69	3.47	7.650141	712.4	74.79	74.79	2.250	12.650	89
PHH……………………………………………………….	113	70,743,278.47	21.47	6.529012	735.4	66.17	68.28	2.227	11.529	98
Total:……………………………………………………..	590	$329,486,376.10	100.00%	7.012089%	714.3	71.14%	71.59%	2.278%	12.064%	90

PMI Coverage-Pool 2

PMI Coverage	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0…………………………………………………………..	541	$311,448,159.74	94.53%	6.973931%	714.6	70.04%	70.52%	2.277%	12.029%	90
12…………………………………………………………	5	2,216,619.80	0.67	7.955668	698.3	84.97	84.97	2.250	12.956	90
25…………………………………………………………	28	11,287,929.37	3.43	7.597762	712.4	89.62	89.62	2.310	12.598	85
30…………………………………………………………	16	4,533,667.18	1.38	7.713868	709.5	94.24	94.24	2.250	12.714	92
Total: ………………………………………	590	$329,486,376.10	100.00%	7.012089%	714.3	71.14%	71.59%	2.278%	12.064%	90

PMI Company-Pool 2

PMI Company	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
No Insurance……………………………………………	538	$311,180,235.92	94.44%	6.972617%	714.6	70.02%	70.50%	2.277%	12.027%	90
General Electric………………………………………..	7	2,801,713.59	0.85	7.742600	698.8	89.54	89.54	2.491	12.790	83
Mtge Guaranty Insurance Corp……………………….	12	4,276,030.43	1.30	7.793211	697.6	89.07	89.07	2.250	12.793	86
PMI………………………………………………………	9	3,192,736.90	0.97	7.668775	727.0	90.61	90.61	2.250	12.669	82
Radian…………………………………………………..	10	2,089,977.67	0.63	8.148851	685.0	90.09	90.09	2.250	13.214	88
Republic Mtge Ins Co………………………………….	3	1,431,081.53	0.43	8.036771	729.1	90.13	90.13	2.250	13.037	103
Triad Guaranty Ins……………………………………..	2	1,023,551.73	0.31	7.544859	721.8	90.00	90.00	2.250	12.545	82
United Guaranty Insurance……………………………	9	3,491,048.32	1.06	7.130086	718.5	91.50	91.50	2.250	12.130	92
Total:……………………………………………………	590	$329,486,376.10	100.00%	7.012089%	714.3	71.14%	71.59%	2.278%	12.064%	90

Interest Only - Pool 2

Interest Only	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Interest-only…………………………………………….	519	$296,667,918.05	90.04%	7.001352%	715.0	71.03%	71.53%	2.272%	12.047%	89
Non-IO…………………………………………………..	71	32,818,458.05	9.96	7.109140	708.0	72.14	72.14	2.331	12.216	95
Total:…………………………………………………….	590	$329,486,376.10	100.00%	7.012089%	714.3	71.14%	71.59%	2.278%	12.064%	90

Interest-Only Term (orig)-Pool 2

Interest-Only Term (orig) (months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
N/A……………………………………………………….	71	$32,818,458.05	9.96%	7.109140%	708.0	72.14%	72.14%	2.331%	12.216%	95
84…………………………………………………………	53	24,330,575.15	7.38	6.869482	718.6	66.42	66.42	2.194	11.869	82
120……………………………………………………….	466	272,337,342.90	82.66	7.013134	714.7	71.44	71.99	2.279	12.063	90
Total:…………………………………………………….	590	$329,486,376.10	100.00%	7.012089%	714.3	71.14%	71.59%	2.278%	12.064%	90

Remaining Interest-Only Term -Pool 2

Remaining Interest-Only Term (months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
N/A……………………………………………………….	71	$32,818,458.05	9.96%	7.109140%	708.0	72.14%	72.14%	2.331%	12.216%	95
74…………………………………………………………	1	555,000.00	0.17	6.125000	680.0	77.48	77.48	2.250	11.125	74
77…………………………………………………………	1	620,800.00	0.19	7.375000	603.0	80.00	80.00	2.250	12.375	77
78…………………………………………………………	2	1,720,164.45	0.52	6.227989	738.1	39.96	39.96	2.112	11.228	78
79…………………………………………………………	1	881,250.00	0.27	6.500000	704.0	75.00	75.00	2.000	11.500	79
81…………………………………………………………	2	496,200.00	0.15	7.179615	754.1	73.32	73.32	2.250	12.180	81
82…………………………………………………………	18	7,257,598.84	2.20	7.170269	715.8	68.53	68.53	2.211	12.170	82
83…………………………………………………………	28	12,799,561.86	3.88	6.806321	724.5	66.78	66.78	2.201	11.806	83
110…………………………………………………………	1	515,382.61	0.16	6.750000	765.0	32.30	32.30	2.250	11.750	110
113…………………………………………………………	2	1,242,676.03	0.38	7.015246	733.7	67.12	67.12	2.250	12.015	91
114…………………………………………………………	6	5,049,411.18	1.53	6.341145	729.5	72.00	72.00	2.387	11.578	114
115…………………………………………………………	5	3,280,323.69	1.00	7.016545	696.0	65.80	65.80	2.352	12.213	91
116…………………………………………………………	6	2,709,114.78	0.82	7.093039	698.6	74.99	74.99	2.250	12.093	83
117…………………………………………………………	52	20,912,568.64	6.35	7.116901	719.2	72.88	73.10	2.277	12.671	93
118…………………………………………………………	95	56,834,421.52	17.25	7.248674	703.3	72.68	72.68	2.306	12.253	87
119…………………………………………………………	259	159,217,658.97	48.32	6.917077	718.8	70.90	71.81	2.267	11.917	90
120…………………………………………………………	40	22,575,785.47	6.85	7.147592	709.1	72.24	72.24	2.266	12.148	87
Total: ………………………………………	590	$329,486,376.10	100.00%	7.012089%	714.3	71.14%	71.59%	2.278%	12.064%	90

Margin(1)-Pool 2

Margin (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
2.000…………………………………………………………	8	$6,493,087.86	1.97%	6.581078%	730.3	57.92%	57.92%	2.000%	11.581%	87
2.250…………………………………………………………	553	289,418,811.45	87.84	6.983974	714.2	71.37	71.88	2.250	12.040	90
2.375…………………………………………………………	1	600,000.00	0.18	6.625000	758.0	41.38	41.38	2.375	11.625	82
2.500…………………………………………………………	18	28,662,935.51	8.70	7.331489	711.4	71.48	71.48	2.500	12.331	89
2.750…………………………………………………………	4	2,493,300.00	0.76	7.212329	715.9	71.46	71.46	2.750	12.212	87
2.875…………………………………………………………	1	567,000.00	0.17	8.500000	711.0	90.00	90.00	2.875	13.500	84
3.500…………………………………………………………	2	589,895.20	0.18	6.785908	682.0	80.00	80.00	3.500	12.786	82
3.625…………………………………………………………	1	279,000.00	0.08	8.625000	765.0	79.98	79.98	3.625	13.625	81
4.250…………………………………………………………	1	222,399.00	0.07	8.250000	698.0	90.00	90.00	4.250	14.250	82
4.500…………………………………………………………	1	159,947.08	0.05	7.500000	706.0	100.00	100.00	4.500	13.500	82
Total: ………………………………………….	590	$329,486,376.10	100.00%	7.012089%	714.3	71.14%	71.59%	2.278%	12.064%	90

(1)As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Pool 2 is expected to be approximately 2.278%.

Maximum Mortgage Rate(1)-Pool 2

Range of Maximum Mortgage Rate (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
10.00001 - 10.25000…………………………………..	1	$606,200.00	0.18%	5.250000%	715.0	80.00%	80.00%	2.250%	10.250%	83
10.50001 - 10.75000…………………………………..	2	1,097,600.00	0.33	5.750000	728.7	72.95	72.95	2.250	10.750	83
10.75001 - 11.00000…………………………………..	12	8,978,520.87	2.73	5.936734	734.2	77.22	77.22	2.327	10.937	97
11.00001 - 11.25000…………………………………..	25	14,193,129.86	4.31	6.194206	709.2	72.77	72.77	2.250	11.194	88
11.25001 - 11.50000…………………………………..	85	50,617,107.43	15.36	6.436668	724.5	67.77	69.56	2.231	11.437	90
11.50001 - 11.75000…………………………………..	108	58,261,048.40	17.68	6.682929	720.9	68.58	69.58	2.247	11.683	91
11.75001 - 12.00000…………………………………..	81	49,568,882.22	15.04	6.902106	726.0	70.17	70.17	2.276	11.902	94
12.00001 - 12.25000…………………………………..	53	28,604,622.76	8.68	7.195571	712.8	68.90	68.90	2.283	12.196	85
12.25001 - 12.50000…………………………………..	57	35,805,167.86	10.87	7.365338	702.8	70.91	70.91	2.294	12.425	85
12.50001 - 12.75000…………………………………..	63	36,400,982.16	11.05	7.553815	707.2	73.04	73.04	2.319	12.697	90
12.75001 - 13.00000…………………………………..	48	25,824,671.01	7.84	7.730081	695.1	74.30	74.30	2.304	12.904	90
13.00001 - 13.25000…………………………………..	28	13,392,542.02	4.06	7.959485	701.1	79.76	79.76	2.274	13.201	91
13.25001 - 13.50000…………………………………..	9	2,228,588.08	0.68	8.112573	683.8	84.73	84.73	2.570	13.472	93
13.50001 - 13.75000…………………………………..	5	1,164,227.56	0.35	8.685461	709.8	82.55	82.55	2.580	13.685	104
13.75001 - 14.00000…………………………………..	7	2,027,838.96	0.62	8.554564	693.2	88.21	88.21	2.250	13.906	87
14.00001 - 14.25000…………………………………..	2	364,424.00	0.11	8.591009	669.9	91.95	91.95	3.471	14.201	96
14.25001 - 14.50000…………………………………..	4	350,822.90	0.11	8.500000	681.6	82.18	82.18	2.250	14.500	81
Total: ………………………………………	590	$329,486,376.10	100.00%	7.012089%	714.3	71.14%	71.59%	2.278%	12.064%	90

(1)As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Pool 2 is expected to be approximately 12.064%.

Index-Pool 2

Index	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
1 Year CMT…………………………………………….	1	$643,500.00	0.20%	8.250000%	676.0	90.00%	90.00%	2.750%	13.250%	83
Libor - 6 Month…………………………………………	38	18,148,607.43	5.51	6.876374	717.6	69.41	69.41	2.165	11.876	91
Libor - 1 Year…………………………………………..	551	310,694,268.66	94.30	7.017452	714.2	71.20	71.68	2.283	12.073	90
Total:……………………………………………………	590	$329,486,376.10	100.00%	7.012089%	714.3	71.14%	71.59%	2.278%	12.064%	90

Months To Roll-Pool 2

Months To Roll	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
74…………………………………………………………	1	$555,000.00	0.17%	6.125000%	680.0	77.48%	77.48%	2.250%	11.125%	74
77…………………………………………………………	2	1,396,718.25	0.42	7.305559	706.9	69.13	69.13	2.250	12.306	77
78…………………………………………………………	2	1,720,164.45	0.52	6.227989	738.1	39.96	39.96	2.112	11.228	78
79…………………………………………………………	4	3,061,801.71	0.93	6.918714	711.7	65.56	65.56	2.287	11.919	79
80…………………………………………………………	7	3,484,108.47	1.06	7.195654	697.0	76.50	76.50	2.250	12.196	80
81…………………………………………………………	44	15,668,843.75	4.76	7.262876	725.6	75.79	76.08	2.274	12.695	81
82…………………………………………………………	112	66,338,799.05	20.13	7.236396	701.1	71.58	71.58	2.317	12.251	82
83…………………………………………………………	250	147,046,353.39	44.63	6.941913	712.1	71.36	71.91	2.268	11.942	83
84…………………………………………………………	39	22,180,703.43	6.73	7.104691	706.1	71.70	71.70	2.266	12.105	84
110……………………………………………………….	1	515,382.61	0.16	6.750000	765.0	32.30	32.30	2.250	11.750	110
113…………………………………………………………	1	466,757.78	0.14	6.625000	640.0	78.25	78.25	2.250	11.625	113
114…………………………………………………………	6	5,049,411.18	1.53	6.341145	729.5	72.00	72.00	2.387	11.578	114
115…………………………………………………………	6	2,170,586.77	0.66	6.703889	692.0	77.79	77.79	2.250	12.001	115
116…………………………………………………………	6	1,681,529.63	0.51	6.730749	732.9	63.61	63.61	2.250	11.731	116
117…………………………………………………………	23	9,535,669.74	2.89	6.887590	715.9	67.36	67.36	2.268	12.682	117
118…………………………………………………………	25	10,582,038.13	3.21	7.261949	706.5	75.48	75.48	2.283	12.262	118
119…………………………………………………………	56	35,613,464.11	10.81	6.827018	749.7	68.28	70.06	2.255	11.827	119
120…………………………………………………………	5	2,419,043.62	0.73	7.224018	748.4	74.00	74.00	2.250	12.224	120
Total: ………………………………………	590	$329,486,376.10	100.00%	7.012089%	714.3	71.14%	71.59%	2.278%	12.064%	90